UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) February 6, 2006

                        Commission File Number 000-03718

                              PARK CITY GROUP, INC.
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        (Exact name of small business issuer as specified in its charter)

           Nevada                                           37-1454128
 -------------------------------               ---------------------------------
 (State or other jurisdiction of               (IRS Employer Identification No.)
  incorporation or organization)

              333 Main Street, P.O. Box 5000; Park City, Utah 84060
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                    (Address of principal executive offices)


                                 (435) 649-2221
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                         (Registrant's telephone number)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure

The following press release is being published today:

Contacts:

At Park City Group                                         At Cameron Associates
Randy Fields                                                       John McNamara
800-772-4556                                                        212-554-5485
Info@parkcitygroup.com                                     john@cameronassoc.com




          PARK CITY GROUP ANNOUNCES FISCAL 2006 SECOND QUARTER RESULTS

                       o REVENUES INCREASE 18%
                       o ASP REVENUES INCREASE 145%
                       o OPERATING EXPENSES DECLINE 34.5%


PARK CITY, Utah--February 6, 2006--Park City Group, Inc. (OTCBB:PKCY), a leading provider of software and consulting services for the retail industry, today announced financial results for its 2006 fiscal year second quarter. The company reported revenues for the quarter of $1,113,656, an 18% increase compared to $941,062 in the second quarter of the 2005 fiscal year, and a net income loss for the three month period of $354,763 compared to a loss of $1,000,602 in last year's same period. Chairman and CEO, Randy Fields commented, "We are extremely pleased with our second quarter results. This performance reflects the continued execution of our strategy to increase revenues on an annual basis while keeping a tight rein on our expenses."

Additional highlights of the Second Quarter include:

o Software license revenues were $230,574 for the second quarter, a 63% increase from the $141,692 for the prior year period.

o ASP revenues increased 145% to $50,250 in the second quarter from $20,550 in the prior year period.

o Consulting and other revenue was $226,521 and $120,231 for the quarters ended December 31, 2005 and 2004, respectively.

Mr. Fields added, "We continue to gain traction in all our target areas. Software license revenue continues to grow as existing customers add to their usage. These additional sales also translate into increasing consulting revenues as customers partner with us to leverage our extensive industry experience.

Additionally, we are seeing strong interest for ASP services, which contribute to our own efforts to create a more normalized and predictable revenue stream. We still have much to do in that aspect, but with a 145% increase in ASP revenues, we are encouraged."

For the six month period ending December 31, 2005, total revenues increased 149% to $4,812,521 from the $1,930,739 for the same period of 2004. Software license revenues increased 842% to $2,861,027 from the $303,855 reported in the prior year. Net income for the six-month period totaled $1,810,052 compared to a loss of $1,445,221 for the prior year period

This is an exciting time for our company," Fields continued. "The market place is looking for solutions to the demand for fresh food while maximizing operational efficiencies. Hardly a week passes without a significant story in the financial press that focuses on the growing importance of fresh food, produce and perishables to the grocery business, and Park City Group is uniquely situated to meet this demand. We have already booked more business in the first half of this fiscal year than we did in all of last fiscal year and we look forward to a strong second half of the fiscal year as well."


About Park City Group
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Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800-772-4556 or info@parkcitygroup.com. For more about Park
City Group (OTCBB:PKCY) visit our website at www.parkcitygroup.com.

Forward-Looking Statements:
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This news release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its third quarter and fiscal year ending June 30, 2006. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include economic and market conditions, audit-related costs and findings and legal proceedings and their effects on the Company's expected financial results. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 6, 2006                              PARK CITY GROUP, INC.

                                                      By: /s/ Randall K. Fields
                                                      --------------------------
                                                      CEO